Exhibit 10.1

Option Rollover Agreement

Rollover Holder: [_______________]

This Option Rollover Agreement (this “Agreement”) is entered into as of [_____], 2023 (the “Effective Date”), by and between the MDwerks, Inc., a Delaware corporation (the “Company”), and the person or entity as set forth above (the “Rollover Holder”). The Company and the Rollover Holder may each be referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company, Two Trees Beverage Company, a Delaware corporation (“Two Trees”), MD-TT Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”) entered into that certain Merger Agreement, dated as of February 13, 2023 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, at the closing of the transactions as set forth in the Merger Agreement (the “Closing”), Two Trees shall merge with and into Merger Sub, with Two Trees surviving as the surviving corporation (the “Merger”) and in connection with the Merger the Company shall issue to the stockholders of Two Trees certain shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) with Two Trees becoming a wholly owned subsidiary of the Company, which transactions, for Federal income tax purposes, are intended to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, in pursuance of the plan of reorganization as set forth in the Merger Agreement and pursuant to Section 354(a)(1) of the Code, at the Closing, the options to acquire shares of Two Trees Stock (the “Two Trees Options”) will be converted into options to acquire shares of Company Common Stock (the “Company Options”);

WHEREAS, the Rollover Holder is an Option-Holder (as defined in the Merger Agreement) and is currently is the holder of an Two Trees Option, being a stock option to acquire [________] shares of Two Trees Stock at an exercise price of $0.36 per share (the “Two Trees Rollover Options”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Company and the Rollover Holder desire, immediately prior to Closing, to enter into this Agreement to provide the terms and conditions on which the Rollover Holder will exchange the Two Trees Rollover Options for new options to purchase shares of Company Common Stock in accordance with the terms and conditions set forth herein and in the Merger Agreement;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1

Article I. Definition and Interpretation

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

(a)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(b)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(d)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(e)	“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(f)	“Person” means any individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(g)	“SEC Reports” means the reports and filings made by the Company with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

(h)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(i)	“Transaction Documents” means this Agreement, the New Options and any other certificate, agreement or document entered into or delivered in connection with the transactions as contemplated herein or therein, other than the Merger Agreement.

(j)	“Transactions” means the transactions as contemplated by this Agreement.

2

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Operative Provisions

Section 2.01 Transactions. The Parties acknowledge and agree that this Agreement and the transactions as set forth therein, are and shall be mutually dependent on the Merger Agreement and the transactions set forth therein, and the consummation of the transactions set forth therein shall be a condition to the consummation of the transactions herein, and the consummation of the transactions as set forth herein shall be a condition to the consummation of the transactions set forth therein.

Section 2.02 Authorization of New Option.

(a)	Subject to the terms and conditions of this Agreement, effective as of the Closing, the Company will grant the to the Rollover Holder the option to acquire shares of Company Common Stock pursuant to the Option Award Agreement as attached hereto as Exhibit A (the “New Options”).

(b)	On the date of the Closing (the “Closing Date”), and subject to the terms and conditions contained herein, the Rollover Holder hereby irrevocably and unconditionally agrees to exchange all Two Trees Rollover Options for the New Options in accordance with the terms and conditions set forth herein.

(c)	Immediately upon the consummation of the transactions contemplated by the Merger Agreement, the Two Trees Rollover Options will be of no further force and effect, and neither the Company nor any of its affiliates (including Two Trees) will have any further liability or obligation to the Rollover Holder or any other Person (as defined below) with respect thereto (except the obligation to grant New Options).

Section 2.03 Additional Covenants and Agreements.

(a)	The Rollover Holder agrees that he, she or it shall, upon request, execute and deliver any additional documents reasonably deemed by the Company to be necessary to complete the proper exchange of the Two Trees Rollover Options for the New Options in accordance with the terms and conditions of this Agreement.

3

(b)	The intent of the Parties is that the exchange of Two Trees Rollover Options for New Options as contemplated herein will comply with Section 409A of the Code, and the Treasury Regulations promulgated thereunder regarding substitutions of stock rights by reason of a corporate transaction and shall be construed in furtherance of such intent. Neither the Company nor Two Trees warrants that the issuance of the New Options will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Rollover Holder is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of the Rollover Holder in connection with the New Options, including any taxes and penalties under Section 409A of the Code. Neither the Company nor Two Trees (a) will be liable to the Rollover Holder for any tax, interest, or penalties that the Rollover Holder might owe as a result of the issuance of the New Options; or (b) will have any obligation to indemnify or otherwise hold the Rollover Holder harmless from any or all of such taxes or penalties.

(c)	The Company shall be entitled, if necessary or desirable, to withhold from the Rollover Holder any amount due and payable by the Company to the Rollover Holder (or secure payment from the Rollover Holder in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to the Transactions contemplated hereunder or with respect to the vesting, exercise, or any other disposition of the New Options, and the Company may defer such issuance or such vesting exercise or other disposition unless indemnified by the Rollover Holder to its satisfaction.

(d)	This Agreement shall terminate, and be of no further force and effect, upon the valid termination of the Merger Agreement in accordance with the terms and conditions thereof and, to the extent applicable, all transactions contemplated by this Agreement will be deemed to be rescinded and, for the avoidance of doubt, all Two Trees Rollover Options shall be returned to the Rollover Holder, if applicable.

Article III. Representations and Warranties of the Rollover Holder.

In connection with the issuance of the New Options under this Agreement, as a material inducement for the Company to enter into this Agreement, the Rollover Holder represents and warrants to the Company as follows:

Section 3.01 Existence and Power. Rollover Holder is a natural person or is an entity duly organized, validly existing, and in good standing under the Laws of the state of its organization and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.

Section 3.02 Due Authorization. Rollover Holder has taken all actions required by Law, its organizational documents (if applicable) or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by Rollover Holder in connection herewith constitute the valid and binding obligations of Rollover Holder, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 No Conflict With Other Instruments. The execution of this Agreement by Rollover Holder and the consummation of the Transactions by Rollover Holder will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Rollover Holder is a party or to which any of Rollover Holder’s assets, properties or operations are subject.

4

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Rollover Holder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority, in each case on the part of Rollover Holder.

Section 3.06 Title to Rollover Option. The Rollover Holder is the record and beneficial owner of the Two Trees Rollover Options free and clear of any restrictions on transfer (other than any restrictions under applicable securities Laws), security interests or Liens as of the date hereof and as of the Closing Date is the legal and beneficial owner of the Two Trees Rollover Options, and irrevocably and unconditionally covenants and agrees that Rollover Holder shall not transfer any actual or beneficial interest in any of the Two Trees Rollover Options and shall not exercise any of the Two Trees Rollover Options prior to the Closing Date.

Section 3.07 Investment Representations.

(a)	Investment Purpose. Rollover Holder understands and agrees that the consummation of the Transactions including the delivery of the New Option and the shares of Company Common Stock that may be received on exercise of the New Options (collectively, the “Securities”) as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Securities are being acquired by Rollover Holder are being acquired by Rollover Holder for Rollover Holder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Investor Status. Rollover Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (and “Accredited Investor”) or is not an Accredited Investor, as indicated on Rollover Holder’s signature page to this Agreement.

(c)	Information. Rollover Holder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Rollover Holder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions. Rollover Holder acknowledges and agrees that the SEC Reports and the other information, materials and documents as required to be delivered to the Two Trees Stock pursuant to Rule 502 under Regulation D pursuant to the Securities Act has been delivered to Rollover Holder, and Rollover Holder has received and reviewed such SEC Reports and other information, materials and documents.

(d)	Reliance on Exemptions. Rollover Holder understands that the Securities are being offered and sold to Rollover Holder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Rollover Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Rollover Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Rollover Holder to acquire the Securities.

5

(e)	Information. Rollover Holder and his, her or its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Rollover Holder or his, her or its advisors. Rollover Holder and his, her or its advisors, if any, have been afforded the opportunity to ask questions of the Company. Rollover Holder, either alone or with his, her or its purchaser representative(s) has such knowledge and experience in financial and business matters that Rollover Holder is capable of evaluating the merits and risks of the prospective investment and the receipt of the Securities. Rollover Holder understands that Rollover Holder’s investment in the Securities involves a significant degree of risk. Rollover Holder is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

(f)	Governmental Review. Rollover Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)	Transfer or Resale. Rollover Holder understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, or (b) the Securities are sold or transferred otherwise in compliance with all applicable securities Laws and, if the Securities bear a legend or are subject to a stop-transfer order referenced in Section 3.07(h) or otherwise required by the Company’s transfer agent, Rollover Holder shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, which opinion, to the extent available, shall be delivered by the Company’s counsel and at the cost of the Company in the event requested within a period of three years following the Closing. Rollover Holder acknowledges that neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case), except that the Company will use its commercially reasonable efforts to comply with the current public information requirements set forth in Rule 144(c)(1).

(h)	Legends. Rollover Holder understands that the Securities, until such time as the Securities have been registered under the Securities Act, or may be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or S under the Securities Act (or a successor rule) (“Regulation S”), without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Securities.

(i)	Removal. The legend(s) referenced in Section 3.07(h) shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if, unless otherwise required by applicable state securities Laws, (a) the Securities are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Rollover Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

6

Section 3.08 No Brokers. Rollover Holder has not retained any broker or finder in connection with any of the Transactions, and Rollover Holder has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of the Company

As an inducement to, and to obtain the reliance of Rollover Holder, the Company represents and warrants to Rollover Holder as follows:

Section 4.01 Corporate Existence and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The SEC Reports contain copies of the articles of incorporation and bylaws of the Company as in effect on the Effective Date (the “Company Organizational Documents”). The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, the Company Organizational Documents or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents. The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligations of the Company, enforceable in accordance with its or their terms, except as may be limited the Enforceability Exceptions.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by the Company and the consummation of the Transactions by the Company will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

7

Section 4.06 Authorized Shares and Capital. The authorized capital stock of the Company is comprised of 10,000,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). 200,000 shares of the Preferred Stock has been designated as the Series A Preferred Stock of the Company (the “Series A Stock”). As of the Effective Date, there are 25,872,504 shares of Common Stock issued and outstanding, and 35,520 shares of Series A Stock issued and outstanding, and there are no issued or outstanding Derivatives to acquire any shares of capital stock of the Company.

Section 4.07 Approval of Agreement. The Company Board has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the Transactions.

Section 4.08 No Brokers. The Company has not retained any broker or finder in connection with any of the Transactions, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article V. Miscellaneous

Section 5.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Clay County, Florida. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section 5.02 Waiver of Jury Trial.

(a)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.02(a).

(b)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

8

Section 5.03 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 5.04 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

MDwerks, Inc.
Attn: Steven Laker
411 Walnut Street, Suite 20125
Green Cove Springs, FL 32043
Email: slaker@starfishhg.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: lanthony@anthonypllc.com

If to Rollover Holder, to the address for Rollover Holder as set forth on the signature page hereof.

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 5.05 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.06 Confidentiality. Each Party agrees that, unless and until the Transactions have been consummated, it and its Representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any Representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the Transactions. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

9

Section 5.07 Third Party Beneficiaries. This contract is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.08 Expenses. Whether or not the Transactions are consummated, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 5.09 Entire Agreement. This Agreement and the other agreements and documents referenced herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.10 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of one year.

Section 5.11 Amendment; Waiver; Remedies; Agent.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

10

Section 5.12 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 5.13 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 5.14 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 5.15 Further Assurances. From and after the Effective Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 5.16 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

11

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MDwerks, Inc.

By:
Name:	Steven Laker
Title:	Chief Executive Officer

Rollover Holder:

By:
Name:
Title:
(if applicable)

Address for notices:

Email:

Rollover Holder certifies that he/she/it is:

An Accredited Investor

Not an Accredited Investor

12

Exhibit A

New Option Agreement

(Attached)

13